UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2017

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the Annual Meeting of Stockholders held on May 22, 2017, the stockholders of Allscripts Healthcare Solutions, Inc. (the “Company”) approved the second amendment and restatement of the Company’s 2011 Stock Incentive Plan (the “Second Amended and Restated 2011 Plan”), which had been previously approved by the Board of Directors, subject to stockholder approval. The amendment increases the available shares under the 2011 Stock Incentive Plan by 7,500,000 shares. In addition, the Second Amended and Restated 2011 Stock Incentive Plan prohibits the payment of dividends on unvested awards and extends the expiration date of the plan.   The foregoing summary is qualified in its entirety by reference to the complete text of the Second Amended and Restated 2011 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2017 Annual Meeting held on May 22, 2017, the stockholders of the Company voted on the following five proposals and cast their votes as described below:

1.

The individuals listed below were elected at the 2017 Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Mara G. Aspinall	155,501,074	1,997,000	581,820	16,062,719
Paul M. Black	156,805,703	698,827	575,364	16,062,719
P. Gregory Garrison	156,814,379	675,370	590,145	16,062,719
Jonathan J. Judge	156,373,618	1,115,102	591,174	16,062,719
Michael A. Klayko	156,374,404	1,115,877	589,613	16,062,719
Yancey L. Spruill	156,821,648	666,913	591,333	16,062,719
Dave B. Stevens	156,804,452	684,498	590,945	16,062,719
David D. Stevens	156,802,585	685,128	592,181	16,062,719
Ralph H. Thurman	156,327,917	1,162,613	589,364	16,062,719
2.

A management proposal to approve an amendment and restatement of the Company’s 2011 Stock Incentive Plan to, among other things, increase the number of shares available for grant thereunder, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
136,094,963	21,407,042	577,889	16,062,719
3.

A management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
172,558,543	992,417	591,653	0
4.	A non-binding, advisory resolution to approve named executive officer compensation, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
147,327,006	10,131,795	621,093	16,062,719

5.

Stockholders approved, on an advisory basis, the holding of an advisory vote every year on the compensation of the Company’s executive officers. Based on these results, the Company decided that it will hold an advisory vote on the compensation of the Company’s executive officers every year. The voting results were as follows.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
140,000,359	49,143	17,423,260	607,132	16,062,719

Item 7.01	Regulation FD Disclosure

On May 24, 2017, the Company issued a press release announcing the election of Mara G. Aspinall to serve as director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Allscripts Healthcare Solutions, Inc. Second Amended and Restated 2011 Stock Incentive Plan

99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated May 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 24, 2017	By:	/s/ Brian P. Farley
Brian P. Farley
SVP, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Allscripts Healthcare Solutions, Inc. Second Amended and Restated 2011 Stock Incentive Plan

99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated May 24, 2017